Exhibit 24.2

            RESOLVED, that the proper officers of the Corporation be, and hereby are, and each of them with the full authority without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute the Corporation's Form 10-K for the year ended December 31, 1998, in a form substantially similar to the form to be provided to the Directors of the Corporation for their review, with such changes as such proper officers, with the advice of counsel deemed necessary or desirable, the execution by such proper officers to be conclusive evidence that they or he/she deemed such changes to be necessary or desirable, and to execute any amendment to such Form 10-K, to procure all necessary signatures thereon, and to file such Form 10-K and any amendment when so executed (together with appropriate exhibits thereto) with the Securities Exchange Commission.

            RESOLVED,   that  the  proper  officers  of  the  Corporation   are,
      authorized, empowered and directed in the name and on behalf of the Corporation to execute and deliver any and all such documents, certificates, instruments, agreements, or regulatory filing, including any amendments, modifications, or supplements thereto, and to take all such further action as any such officer or other such authorized person deems necessary, proper, convenient, or desirable in order to carry out the foregoing resolutions and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the directors of the Corporation, and

            RESOLVED, that all actions previously taken and all documents, instruments, certificates and the like previously executed by directors or officers of the Corporation or other authorized persons in connection with the matters referred to in the foregoing resolutions be hereby approved, ratified and confirmed in all respects.

      I, R.R. Wieczorek, Vice President, Secretary & Treasurer of KeySpan Energy DO HEREBY CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of said Corporation at a meeting duly called and held February 25, 1999, at which a quorum was present and voting throughout, and that such resolutions are in full force and effect on the date of this certification.

      WITNESS my hand and seal of the corporation this 25th day of March, 1999.

                                /s/ RR Wieczorek

                                [Corporate Seal]